UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Emergent BioSolutions Inc. (the “Company”) approved certain actions with respect to the compensation of the current named executive officers of the Company (the “Named Executive Officers”), as listed in the Definitive Proxy Statement related to its 2021 Annual Meeting of Stockholders.

Annual Compensation Assessment of Named Executive Officers.

The Company follows a pay-for-performance philosophy, targeting overall compensation within a range of the competitive market median. The Company’s compensation plans are designed to encourage Named Executive Officers to focus on goals that align with business strategy, operating performance and shareholder interests. In support of the Company’s pay-for-performance philosophy, performance-based awards are paid at the target achievement level only when pre-determined performance and financial goals are achieved.

2021 Cash Bonuses.

Because overall Company performance during fiscal year 2021 was below the pre-determined performance and financial goals set by the Committee in January 2021, bonuses awarded to the Named Executive Officers were below the target achievement levels to reflect such results. The Committee awarded cash bonuses at approximately 75% of target levels to the following Named Executive Officers for their performance in 2021:

•Fuad El-Hibri, Executive Chairman: not bonus eligible;
•Robert G. Kramer, President and Chief Executive Officer: $900,000;
•Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer: $272,550;
•Adam R. Havey, Executive Vice President, Business Operations: $261,405; and
•Atul Saran, Executive Vice President, Corporate Development, General Counsel and Corporate Secretary:
$258,075.

Further discussion about the performance goals for 2021 as well as the performance by the Company and each Named Executive Officer against these goals will be contained under the heading “Compensation, Discussion and Analysis” in the definitive proxy statement related to the Company’s 2022 Annual Meeting of Stockholders.

2022 Base Salaries and Target Bonuses.

The Committee also approved base salaries and target bonus percentages for the Named Executive Officers for 2022. The annualized base salaries and target bonus percentages, respectively, effective as of January 1, 2022, are as follows:

•Fuad El-Hibri, $1,171,900 and N/A*;
•Robert G. Kramer, $1,032,500 and 120%;
•Richard S. Lindahl, $595,000 and 60%;
•Adam R. Havey, $575,000 and 60%; and
•Atul Saran: $575,000 and 60%.**

* Base salary for Mr. El-Hibri reflects an annual amount; because Mr. El-Hibri will be retiring from the Company effective April 1, 2022, it is anticipated that he will receive the base salary for approximately one quarter.

2022 Equity Awards.

The Committee approved grants of stock options, time-based restricted stock units (“RSUs,” each an “RSU”) and performance-based stock units (“PSUs,” each a “PSU”) in accordance with the terms and provisions of the Company’s stock option and RSU award agreements, the 2022-2024 Performance-Based Stock Unit Award Agreement (the “PSU Award Agreement”) and the Emergent BioSolutions Inc. Stock Incentive Plan (the “Stock Incentive Plan”) to be made on March 1, 2022 to the Named Executive Officers, other than the Executive Chairman (who is retiring), based on the following cash values:

•Robert G. Kramer, based on a value of $5,600,000;
•Richard S. Lindahl, based on a value of $1,600,000;
•Adam R. Havey, based on a value of $1,750,000; and
•Atul Saran, based on a value of $1,600,000.**

For the Named Executive Officers, other than the Executive Chairman, 50% of the annual equity award value was made in the form of stock options, 25% of that value was made in the form of RSUs that vest solely based on the passage of time (ratably over a three-year period assuming continued service to the Company) and 25% of that value was made in the form of PSUs that vest based on the level of achievement of a performance objective target noted below in the section “2022-24 Performance Stock Unit Awards.” The Executive Chairman, who has announced that he will retire from the Company effective April 1, 2022, will not receive an annual equity grant.

2022-24 Performance Stock Unit Awards.

The Committee also approved a form of PSU Award Agreement, attached hereto as Exhibit 10, for the PSU awards. PSU awards will result in the issuance of shares based on the level of achievement of a performance objective target with respect to Adjusted EBITDA Margin (as defined below) calculated on a cumulative basis over the three-year period beginning January 1, 2022 and ending December 31, 2024 (the “Performance Period”). Adjusted EBITDA Margin on a cumulative basis is equal to the sum of Adjusted EBITDA for each year in the Performance Period divided by the sum of GAAP revenue for each year in the Performance Period. Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization, as reported by the Company. The threshold performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 150% of the target number of shares, respectively. The PSU awards approved by the Committee will vest based on the level of achievement of a performance objective target, as certified by the Committee following the end of the Performance Period.

Additional Equity Awards.

In light of the prevailing market conditions, notably cross-industry challenges to retention of key personnel, the Committee evaluated the retention risks for the Company’s Named Executive Officers in light of the need for business continuity and improved Company performance in future years. Following that review, the Committee approved one-time additional equity awards to the Company’s Named Executive Officers, other than the Executive Chairman (who is retiring), to be granted on March 1, 2022, with the following cash values:

•Robert G. Kramer, based on a value of $900,000;
•Richard S. Lindahl, based on a value of $1,200,000;
•Adam R. Havey, based on a value of $1,200,000; and
•Atul Saran, based on a value of $1,200,000.**

For Mr. Kramer, 100% of the value was made in the form of PSUs that vest over a three-year period based on the level of achievement of the performance objective noted above. For the other Named Executive Officers (other than Mr. El-Hibri and Mr. Kramer), 75% of the value of these awards was made in the form of RSUs that vest solely based on the passage of time (vests in two years assuming continued service to the Company) and 25% of the value was made in the form of PSUs that vest over a three-year period based on the level of achievement of the performance objective noted above.

** Compensation decision is based on Atul Saran assuming a new role with the Company, effective March 1, 2022, as described below.

Item 8.01. Other Events

Atul Saran is promoted to Executive Vice President, Chief Strategy and Development Officer, effective as of March 1, 2022.

Jennifer Fox is promoted to Executive Vice President, External Affairs, General Counsel and Corporate Secretary, effective as of March 1, 2022.

The Company has determined that both Mr. Saran and Ms. Fox in their new roles will be executive officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
†10	Form of 2022-2024 Performance-Based Stock Unit Award Agreement.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated February 15, 2022, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

† Certain portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions would be competitively harmful if publicly disclosed and they are of the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February 22, 2022	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer